As filed with the Securities and Exchange Commission on August 20, 2007

Registration No. 333-144767

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue, Dallas, Texas 75219

(Address of Principal Executive Offices) (Zip Code)

ENERGY TRANSFER EQUITY, L.P.

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

John W. McReynolds

President

3738 Oak Lawn Avenue

Dallas, Texas 75219

(214) 981-0700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Timothy A. Mack

Hunton & Williams LLP

Energy Plaza, 30th Floor

1601 Bryan Street

Dallas, Texas 75201

TERMINATION OF REGISTRATION STATEMENT

On July 20, 2007, Energy Transfer Equity, L.P. (“ETE”) filed with the United States Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-144767) (the “Registration Statement”).

The offering contemplated by the Registration Statement has been terminated by ETE. Pursuant to the undertakings contained in the Registration Statement, ETE is removing from registration, by means of this post-effective amendment to the Registration Statement, all securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 20th day of August, 2007.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, L.L.C.
its General Partner

By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer (duly authorized to sign on behalf of the registrant)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John W. McReynolds John W. McReynolds	President and Chief Financial Officer (Principal executive, financial and accounting officer)	August 20, 2007

* Kelcy L. Warren	Director and Chairman of the Board	August 20, 2007

* Ray C. Davis	Director	August 20, 2007

* David R. Albin	Director	August 20, 2007

* Bill W. Byrne	Director	August 20, 2007

* Paul E. Glaske	Director	August 20, 2007

* John D. Harkey	Director	August 20, 2007

* Kenneth A. Hersh	Director	August 20, 2007

* K. Rick Turner	Director	August 20, 2007

*By:	/s/ John W. McReynolds
John W. McReynolds, Attorney-in-fact